UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2017

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36226	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road, Wilmington, Massachusetts 01887
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 253-6200
Not applicable
(Former name or former address, if changed since last report.)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of matters to a Vote of Security Holders.
Rudolph Technologies, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2017 at its corporate headquarters located in Wilmington, Massachusetts. At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as follows:
Proposal 1: Election of three Class III directors to serve for three-year terms expiring upon the 2020 Annual Meeting of Stockholders or until their successors are elected. The director nominees were:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey A. Aukerman	24,820,757	172,406	12,902	3,449,108
David B. Miller	24,820,807	171,406	13,852	3,449,108
John R. Whitten	23,787,668	1,205,545	12,852	3,449,108
Each director nominee was elected a director of Rudolph Technologies, Inc.
Proposal 2: Non-binding advisory vote to approve the compensation of the named executive officers as disclosed in the Company’s Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation in the Company’s proxy statement:

For	Against	Abstain	Broker Non-Votes
24,196,616	681,984	127,465	3,449,108
This proposal was approved.
Proposal 3: Non-binding advisory vote to approve the frequency of future advisory votes on named executive officers compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
18,471,615	71,107	6,337,273	126,070	3,449,108

Advisory vote was approved for 1 Year.
Proposal 4: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2017:

For	Against	Abstain	Broker Non-Votes
27,983,779	459,310	12,084	—
This proposal was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUDOLPH TECHNOLOGIES, INC.
Date: May 18, 2017	By: /s/ Michael P. Plisinski
Michael P. Plisinski Chief Executive Officer